UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549


                                   FORM 8-K

                                CURRENT REPORT


                      PURSUANT TO SECTION 13 OR 15(D) OF
                    THE SECURITIES AND EXCHANGE ACT OF 1934


       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): April 15, 1999


                        Commission file number 1-12055



                       PARACELSUS HEALTHCARE CORPORATION
            (Exact name of registrant as specified in its charter)



                   CALIFORNIA                             95-3565943
         (State or other jurisdiction of                (IRS Employer
        incorporation or organization)              Identification No.)



                 515 W. GREENS ROAD, SUITE 800, HOUSTON, TEXAS
                   (Address of principal executive offices)




              77067                             (281) 774-5100
           (Zip Code)                   (Registrant's telephone number,
                                             including area code)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

Paracelsus Healthcare Corporation ("the Company")entered into a stock purchase agreement (the "Stock Purchase Agreement"), dated March 12, 1999 and as amended on March 31, 1999, for the sale of Paracelsus Bledsoe County General Hospital, Inc.("Bledsoe"), which operated a 32 licensed-bed facility located in Pikeville, Tennessee, to Associates Capital Group, LLC, a Georgia limited liability company (the "Buyer"). The transaction, which was effective on March 31, 1999, was completed on April 15, 1999. The sales price of approximately $2.2 million resulted on arms-length negotiation and included the sale of net working capital. The sales price was paid by a combination of $100,000 in cash and the issuance by the Buyer of a $494,000 secured promissory note("Note A"), a $1.0 million secured promissory note ("Note B") and a $642,000 thirty-day promissory note. The notes are secured by all outstanding common stock and assets of Bledsoe. Note A may be adjusted for any increase or decrease from a final adjustment of net working capital as of the effective date. The Company recorded no material gain or loss on the sale.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

In addition to reflecting the sale of Bledsoe, the pro forma financial information required by Item 7b also reflects the Company's sale of Chico Community Hospital and Chico Community Rehabilitation Hospital
(collectively "Chico") on June 30, 1998,  and  the  Company's   acquisition  of
Dakota Medical Foundation's (the "Foundation") 50% partnership interest in a general partnership operating as Dakota Heartland Health System ("DHHS") on July 1, 1998 and the sale of eight hospitals located in metropolitan Los Angeles ("LA Metro") on September 30, 1998.

(b) Unaudited Pro Forma Financial Information (attached following signature page):

        Unaudited Pro Forma Condensed Combining Statement of Operations - For the year ended December 31, 1998

        Unaudited Pro Forma Condensed Combining Balance Sheet - December 31,
1998

        Notes to Unaudited Pro Forma Condensed Combining Financial  Statements

(c)  Exhibits

       10.12 Stock Purchase Agreement for Bledsoe County General Hospital, dated March 12, 1999, among Paracelsus Healthcare Corporation, Paracelsus Bledsoe County General Hospital, Inc., and Associates Capital Group, LLC.

       10.13 First Amendment to Stock Purchase Agreement for Bledsoe County General Hospital, dated March 31, 1999, among Paracelsus Healthcare Corporation, Paracelsus Bledsoe County General Hospital, Inc., and Associates Capital Group, LLC.

















PAGE> 3


                                  SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        Paracelsus HealthcareCorporation
                                                 (Registrant)


Dated: April 28, 1999                    By:  /S/ JAMES G. VANDEVENDER
                                         -----------------------------
                                              James G. VanDevender
                                        Senior Executive Vice President,
                                            Chief Financial Officer
                                                 & Director

ITEM 7(b)

                PARACELSUS HEALTHCARE CORPORATION
   UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL STATEMENTS


The following table presents the Unaudited Pro Forma Condensed Combining Statements of Operations for the year ended December 31, 1998 to illustrate the effect of the sales of Bledsoe effective on March 31, 1999, LA Metro on September 30, 1998 and Chico on June 30, 1998 and the acquisition of DHHS on July 1, 1998. The Unaudited Pro Forma Condensed Combining Statements of Operations assume the above transactions occurred on January 1, 1998. The Pro Forma Condensed Combining Balance Sheet assumes the sale of Bledsoe occurred on December 31, 1998.

On April 15, 1999, the Company completed the sale of Bledsoe for the sales price of approximately $2.2 million, which included the purchase of net working capital and was paid by a combination of $100,000 in cash and the issuance by the Buyer of a $494,000 secured promissory note("Note A"), a $1.0 million secured promissory note ("Note B") and a $642,000 thirty-day promissory note. The notes are secured by all outstanding common stock and assets of Bledsoe. Note A may be adjusted for any increase or decrease of net working capital and certain other adjustments.

These Unaudited Pro Forma Condensed Combining Financial Statements do not purport to present the financial position or results of operations of the Company had the above transactions occurred on the dates specified, nor are they necessarily indicative of results of operations that may be expected in the future. The Unaudited Pro Forma Condensed Combining Financial Statements are qualified in their entirety by reference to, and should be read in conjunction with, the Company's audited consolidated financial statements for the year ended December 31, 1998, included in the Company's Annual Report on Form 10-K.

              PARACELSUS HEALTHCARE CORPORATION UNAUDITED PRO FORMA CONDENSED
                            COMBINING STATEMENT OF OPERATIONS
                          FOR THE YEAR ENDED DECEMBER 31, 1998
                      (Dollars in thousands, except per share data)


                  Paracelsus    Chico         Pro Forma      DHHS        Pro Forma
                  Healthcare  Pro Forma        Chico       Pro Forma     Chico/
                  Corporation Adjustments Rf Disposition  Adjustments Rf DHHS
                  ----------- ----------- -- -----------  ----------- -- ----------
                       (1)
Net revenue         $ 664,058  $(18,873)  (2)  $645,185                  $645,185
Costs and expenses:
 Salaries and
   benefits           276,200    (8,217)  (2)   267,983                   267,983
Other operating
   expense            265,735    (6,475)  (2)   259,260                   259,260
Provision for
   bad debts           42,659      (355)  (2)    42,304                    42,304
Interest               51,859    (1,257)  (3)    50,602    $ 2,983   (3)   53,585
Depreciation &
   amortization        38,330      (758)  (2)    37,572        486   (5)   38,058
Impairment charges      1,417                     1,417                     1,417
Unusual items          (6,637)                   (6,637)                   (6,637)
(Gain)losson sale of
   facilities          (6,825)    7,100   (2)       275                       275
                     ---------   -------       ---------   -------        -------
Total costs &
   expenses           662,738    (9,962)        652,776      3,469        656,245
                     ---------   -------       ---------   -------        -------
Income (loss) before
   minority interest
   and income taxes     1,320    (8,911)         (7,591)    (3,469)       (11,060)
Minority interest      (3,180)                   (3,180)     4,141   (6)      961
                     ---------   -------       ---------   -------        -------
Loss before
   income taxes        (1,860)   (8,911)        (10,771)       672        (10,099)
Provision for
   income taxes           693    (3,653) (4)     (2,960)       275   (4)   (2,685)
                     ---------   -------       ---------   -------        -------
Loss from continuing
   operations          (2,553)   (5,258)         (7,811)       397         (7,414)
                     =========  ========       =========   =======       =========
Net loss per share
- basic and
  assuming
  dilution          $    (0.5)                 $   (0.14)                $   (0.13)
                    ==========                 =========                 =========
Weighted average
  number of common
  and common
  equivalent
  shares                55,108                    55,108                     55,108
                     =========                 =========                 ==========


  See notes to Unaudited Pro Forma Condensed Combining Financial Statements

               PARACELSUS HEALTHCARE CORPORATION UNAUDITED PRO FORMA CONDENSED
                            COMBINING STATEMENT OF OPERATIONS
                          FOR THE YEAR ENDED DECEMBER 31, 1998
                      (Dollars in thousands, except per share data)

                               LA Metro           Pro Forma     Bledsoe
                  Pro Froma    Pro Forma         Chico/DHHS/   Pro Forma       Pro Forma
                  Chico/DHHS  Adjustments RF       LA Metro   Adjustments Rf   Paracelsus
                  ----------- ----------- ----   -----------  ----------- --   ----------

Net revenue         $645,185   $(58,000)  (7)(8) $587,185    $ (9,717) (9)(10) $577,468
Costs and expenses:
 Salaries and
   benefits          267,983    (25,672)  (7)     242,311      (7,465) (9)      234,846
Other operating
   expense           259,260    (31,333)  (7)     227,927      (3,737) (9)      224,190
Provision for
   bad debts          42,304     (1,915)  (7)      40,389        (403) (9)       39,986
Interest              53,585       (733)  (3)(7)   52,852                        52,852
Depreciation &
   amortization       38,058                       38,058        (275) (9)       37,783
Impairment charges     1,417                        1,417      (1,104) (9)          313
Unusual items         (6,637)      (233)  (7)      (6,870)                       (6,870)
(Gain) loss on sale
   of facilities         275                          275                           275
                    ---------   -------          ---------    -------           -------
Total costs &
   expenses          656,245    (59,886)          596,359     (12,984)          583,375
                    ---------   -------          ---------    -------           -------
Loss before minority
   interest and
   income taxes      (11,060)     1,886            (9,174)      3,267            (5,907)
Minority interest        961       (961)  (7)
                    ---------   -------          ---------    -------           -------
Loss before
   income taxes      (10,099)       925            (9,174)      3,267            (5,907)
Provision for
   income taxes       (2,685)       379   (4)      (2,306)      1,340  (4)         (966)
                     --------   -------          ---------    -------           -------
Loss from continuing
   operations         (7,414)       546            (6,868)      1,927            (4,941)
                     ========   ========         =========    =======          =========
Loss per share
- basic and
  assuming
  dilution          $  (0.13)                    $  (0.12)                     $  (0.09)
                    =========                    ========                      =========
Weighted average
  number of common
  and common
  equivalent
  shares               55,108                      55,108                         55,108
                    =========                    =========                     =========

  See notes to Unaudited Pro Forma Condensed Combining Financial Statements.

      PARACELSUS HEALTHCARE CORPORATION UNAUDITED PRO FORMA CONDENSED COMBINING
                                    BALANCE SHEET
                                   DECEMBER 31, 1998
                                (Dollars in thousands)

                               Paracelsus     Bledsoe
                               Healthcare     Pro Forma              Pro Forma
                               Corporation    Adjustments  Rf        Paracelsus
                               -----------    -----------  --        ----------
ASSETS:                           (1)
Current assets:
 Cash and cash equivalents     $ 11,944       $      70    (9)(11)   $  12,014
 Restricted cash                  1,029                                  1,029
 Accounts receivable, net        67,332          (1,630)   (9)          65,702
 Deferred income taxes            9,641                                  9,641
 Other                           38,923             450    (9)(12)      39,373
                               --------       ---------              ---------
Total current assets            128,869          (1,110)               127,759
                               --------       ---------              ---------
Property and equipment, net     363,899            (991)   (9)         362,908
Goodwill                        136,994                                136,994
Other assets                     86,340           1,485    (9)(12)      87,825
                               --------       ---------              ---------
   Total assets                $716,102       $    (616)             $ 715,486
                               ========       =========              =========

LIABILITIES AND SHAREHOLDERS' EQUITY:
Current liabilities:
 Accounts payable              $ 41,301       $    (399)   (9)       $  40,902
 Accrued liabilities
   and other                     58,758            (217)   (9)          58,541
 Current maturities
   of long-term debt              6,284                                  6,284
                               --------       ---------              ---------
   Total current liabilities    106,343            (616)               105,727
                               --------       ---------              ---------

Long term debt                  533,048                                533,048
Other long-term liabilities      42,370                                 42,370

Stockholders' equity
  Common stock                  222,977                                222,977
  Additional paid-in capital        390                                    390
  Accumulated deficit          (189,026)                              (189,026)
                               --------       ---------              ---------
   Total stockholders'
      equity                     34,341                                 34,341
                               --------       ---------              ---------
Total liabilities
 & shareholders' equity        $716,102       $    (616)             $ 715,486
                               ========       =========              =========





See notes to Unaudited Pro Forma Condensed Combining Financial Statements.

                       PARACELSUS HEALTHCARE CORPORATION
     NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL STATEMENTS

      The following is a summary of the pro forma adjustments by line item.

Reference to
  Notes to
 Pro Forma
 Financial
Statements                             Explanations
----------- -------------------------------------------------------------------

(1)  The statements of operations and balance sheet for Paracelsus
Healthcare Corporation are summarized from its 1998 Annual Report on Form 10-K.

(2) To remove Chico's historical results of operations and the gain on sale of the Chico facilities.

(3) To record interest expense on (i) the net pro forma increase in the Credit Facility resulting from the Company's acquisition of the Foundation's 50% interest in DHHS, less net proceeds from the sale of Chico and LA Metro, and (ii) the pro forma decrease in amounts outstanding under the Company's off balance sheet receivable financing program as a result of the sale of Chico and LA Metro accounts receivable, certain accounts of which served as collateral under the program.

     With respect to the Chico sale, the Unaudited Pro Forma Condensed Combining Statements of Operations assume $24.6 million in net sales proceeds were used to reduce amounts outstanding under the Credit Facility and $3.1 million in net sales proceeds were used to reduce amounts outstanding under the Company's off balance sheet receivable financing program. The average interest rate in effect under the Credit Facility was 9.2% for the six months ended June 30, 1998. The average interest rate in effect under the commercial paper program was 6.7% for the six months ended June 30, 1998.


     With respect to sale of LA Metro, the Unaudited Pro Forma Condensed Combining Statements of Operations assume $4.2 million in net sales proceeds were used to reduce amounts outstanding under the Credit Facility and a $9.3 million in net sales proceeds were used to reduce amounts outstanding under the Company's off balance sheet receivable financing program. The average interest rate in effect under the Credit Facility was 9.1% for the nine months ended September 30, 1998. The average interest rate in effect under the commercial paper program was 6.7% for the nine months ended September 30, 1998.

     With respect to DHHS, the Unaudited Pro Forma Condensed Combining Statements of Operations assume the Company increased the principal amount outstanding under the Credit Facility by $65.0 million. The interest rate in effect under the Credit Facility was 9.2% for the six months ended June 30, 1998.

(4) To record the pro forma provision for income taxes after taking into effect the sale of LA Metro and Chico and the consolidation of DHHS pursuant to the Company's acquisition of DHHS. The income tax provision on the pro forma adjustments was calculated using the statutory tax rate of 41.0%. The effective tax rate on historical income from continuing operations was 37.3% for the year ended December 31, 1998.

                     PARACELSUS HEALTHCARE CORPORATION
     NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL STATEMENTS

      The following is a summary of the pro forma adjustments by line item.

Reference to
  Notes to
 Pro Forma
 Financial
Statements                             Explanations
----------- -------------------------------------------------------------------
-

(5) To adjust depreciation and amortization expense for the step up in basis for the depreciable assets of DHHS and the increase in goodwill in connection with the allocated purchase price. The acquired assets have an average remaining useful life of approximately 20 years based on the Company's depreciation policy (35 years, 20 years and 10 years for buildings, improvements and equipment, respectively). Goodwill, which represents cost in excess of fair market value of net assets acquired, of $24.7 million is amortized on a straight line basis over a 20-year period.

(6) To remove minority interest in DHHS for the six months ended June 30, 1998.

(7) To remove LA Metro's historical results of operations (including an unusual charge of $233,000). The Company did not record any gain or loss on the sale of LA Metro.

(8) To record pro forma interest income of $1.4 million for the year ended December 31, 1998 on $9.9 million of secured promissory notes and a secured second lien subordinated note of $3.8 million issued by the purchaser in conjunction with the LA Metro sale. The $3.8 million note is subject to adjustment based on a final working capital settlement. The principal amounts and terms of the notes are discussed in a previously filed current report on Form 8-K dated September 30, 1998, which is incorporated herein by reference.

(9) To remove Bledsoe's historical results of operations (including an impairment charge of $1.1 million relating to the write-down of certain assets in the fourth quarter of 1998), assets sold, liabilities assumed by the Buyer in connection with the sale of Bledsoe. Working capital balances are as of December 31, 1998. Actual working capital proceeds are to be based on balances as of March 31, 1999, which are subject to adjustments and final settlement. The Company recorded no material gain or loss on the sale of Bledsoe.

(10) To record pro forma interest income of $120,000 for the year ended December 31, 1998 on $494,000 of Note A and $1.0 million of Note B issued by the Buyer in conjunction with the Bledsoe sale. The thirty-day promissory note of $642,000 is payable on May 15, 1999 and bears no interest rate. The terms of Notes A and B are as followed:

        (a) Secured Promissory Note A in the principal sum of $494,000, which is subject to further adjustment for final settlement of working capital, bears interest at a per annum rate of 8.0%. Interest payments are payable annually beginning April 15, 2000 through maturity date, April 15, 2002. Principal payments are payable monthly commencing on May 1, 2001 through maturity date. Note A is secured by all assets of Bledsoe.

                      PARACELSUS HEALTHCARE CORPORATION
     NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL STATEMENTS

      The following is a summary of the pro forma adjustments by line item.

Reference to
  Notes to
 Pro Forma
 Financial
Statements                             Explanations
----------- -------------------------------------------------------------------
-

        (b) Secured Promissory Note B in the principal sum of $1.0 million bears interest at a per annum rate of 8.0%. Interest is due and payable annually beginning April 15, 2000 through maturity date, April 15, 2004. Principal payments are payable monthly beginning on May 1, 2002 through maturity date. Note B is secured by all outstanding common stock of Bledsoe.

(11) To reflect cash received from the sale of Bledsoe net of estimated transaction costs.

(12) To record notes receivable issued by the Buyer of Bledsoe as summarized below:

              Current portion                    $  642,000
              Long term portion                   1,494,000
                                                 ----------
                                                 $2,136,000
                                                  =========